                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        QUINTON CARDIOLOGY SYSTEMS, INC.

      Quinton Cardiology Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies as follows:

      1. The Corporation has not received any payment for any of its stock.

      2. The name of the Corporation is Quinton Cardiology Systems, Inc. The original Certificate of Incorporation of the Corporation (the "CERTIFICATE OF INCORPORATION") was filed with the Secretary of State of the State of Delaware on February 7, 2002.

      3. This Restated Certificate of Incorporation ("RESTATED CERTIFICATE") has been duly adopted by the Corporation's Board of Directors in accordance with the provisions of Section 241 of the Delaware General Corporation Law and restates and further amends the Certificate of Incorporation.

      4. This Restated Certificate hereby amends and restates the Certificate of Incorporation in its entirety to read as follows:

                                 ARTICLE I. NAME

      The name of this Corporation is Quinton Cardiology Systems, Inc.

                     ARTICLE II. REGISTERED OFFICE AND AGENT

      The address of the registered office of this Corporation in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

                              ARTICLE III. PURPOSE

      The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

                               ARTICLE IV. SHARES

      (a) This Corporation is authorized to issue two classes of stock to be designated "Common Stock" and "Preferred Stock," respectively. The total number of shares that the

Corporation is authorized to issue is 75,000,000. Sixty-five million (65,000,000) shares shall be Common Stock, $0.001 par value per share, and ten million (10,000,000) shares shall be Preferred Stock, $0.001 par value per share.

      (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and by filing a certificate pursuant to the DGCL, to establish, from time to time, the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof.

      The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

            (i) The number of shares constituting that series (which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then outstanding)) and the distinctive designation of that series;

            (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

            (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

            (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

            (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of this Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

            (viii) Any other relative rights, preferences and limitations of that series.

                              ARTICLE V. DIRECTORS

      (a) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but such number shall not be fewer than three. The directors, other than those who may be elected by the holders of any series of Preferred Stock having the right to elect additional directors under specified circumstances, shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the Corporation's first annual meeting following the filing of this Restated Certificate, the term of office of the Class I directors shall expire, and Class I shall be elected for a full term of three years. At the Corporation's second annual meeting of stockholders following the filing of this Restated Certificate, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of three years. At the Corporation's third annual meeting of stockholders following the filing of this Restated Certificate, the term of office of the Class III directors shall expire, and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders of the Corporation, directors shall be elected to a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

      (b) Subject to the rights of the holders of a series of Preferred Stock, any director may be removed from office only for cause by the affirmative vote of the holders of a majority of the then-outstanding shares of stock entitled to vote generally at an election of directors, voting together as a class.

      (c) Subject to the rights of the holders of any series of Preferred Stock and except as otherwise required by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders be filled only by the affirmative vote of a majority of the directors then in office even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                        ARTICLE VI. ELECTION OF DIRECTORS

      Written ballots are not required in the election of directors.

                               ARTICLE VII. BYLAWS

      The Board of Directors shall have the power to adopt, amend or repeal the Bylaws for this Corporation, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to adopt, amend or repeal the Bylaws for this Corporation.

            ARTICLE VIII. AMENDMENTS TO CERTIFICATE OF INCORPORATION

      This Corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this Corporation are granted subject to this reservation.

                  ARTICLE IX. LIMITATION OF DIRECTOR LIABILITY

      To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of this Corporation shall not be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                        ARTICLE X. ACTION BY STOCKHOLDERS

      At any time that the Corporation has a class of stock listed on a national securities exchange or quoted on an interdealer quotation system operated by the National Association of Securities Dealers, Inc., actions of the stockholders may be taken only at an annual or special meeting called in accordance with the Bylaws of the Corporation and may not be taken by written consent.

      Except as otherwise required by law, special meetings of stockholders for any purpose may be called only by (i) the Board of Directors, (ii) the Chairman of the Board or (iii) the President, and any power of the stockholders to call a special meeting is specifically denied.

      IN WITNESS WHEREOF, Quinton Cardiology Systems, Inc. has caused this Restated Certificate of Incorporation to be executed this 4th day of April 2003.

                                QUINTON CARDIOLOGY SYSTEMS, INC.

                                By:  /s/ Michael K. Matysik
                                     --------------------------
                                Name:  Michael K. Matysik
                                Title:  Senior Vice President